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PRICEWATERHOUSECOOPERS [LOGO]                        PricewaterhouseCoopers LLP
                                                     1177 Avenue of the Americas
                                                     New York, NY  10036
                                                     Telephone (212) 596-8000
                                                     Facsimile (212) 596-8910

                   Consent of Independent Accountants
                   ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 19, 1999 related to the financial statements, which appear in The Chase Manhattan Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
New York, NY
July 26, 1999